SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549


                                 FORM 8-K/A


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

Date of Report: November 22, 2000 Amending Report Filed September 29, 2000
            (Date of Earliest Event Reported): September 15, 2000


                           HAEMONETICS CORPORATION
           (Exact Name of Registrant as Specified in its Charter)

          Massachusetts                 1-10730              04-2882273
-------------------------------    ----------------    ----------------------
(State or other jurisdiction of    (Commission File         (IRS Employer
 incorporation or organization)         Number)        Identification Number)

              400 Wood Road
              Braintree, MA                              02184
----------------------------------------              ----------
(Address of principal executive offices)              (Zip Code)

      Registrant's telephone number, including area code (781) 848-7100

      The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated September 29, 2000, related to the Registrant's acquisition of Transfusion Technologies Corporation as set forth below and in the pages attached hereto:

Item 7.     Financial Statements and Exhibits
---------------------------------------------

      (a)   Financial Statements of Business Acquired.
            ------------------------------------------

            See Exhibit 2.3 and Exhibit 2.4 for Financial Statements of Transfusion Technologies Corporation.

      (b)   Pro Forma Financial Information.
            --------------------------------

            Combined Unaudited Pro Forma Financial Statement of Operations of Haemonetics Corporation for the year and six months ended April 1, 2000, and September 30, 2000 including Notes.

      (c)   Exhibits.
            ---------

            2.1 Agreement and Plan of Merger dated September 4, 2000 incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K of Haemonetics Corporation dated September 29, 2000, File No., 1-10730.
            2.2 Audited Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Cash Flows and Consolidated Statements of Stockholders' Equity of Transfusion Technologies for the years ended December 31, 1999, 1998 and 1997, together with Notes and Report of Independent Certified Public Accountants.
            2.3 Unaudited Consolidated Balance Sheet, Consolidated Statement of Operations, and Consolidated Statement of Cash Flows of Transfusion Technologies for the nine months ended September 15, 2000.
            2.4   Consent of PricewaterhouseCoopers LLP.

      Item 7(b) Pro Forma Information

      Haemonetics Corporation Combined Unaudited Pro Forma Financial
      --------------------------------------------------------------
Information
-----------

      Haemonetics Corporation ("Haemonetics") completed its acquisition of Transfusion Technologies Corporation ("Transfusion") on September 18, 2000. Upon effectiveness of the Merger on September 15, 2000, Transfusion became a wholly-owned subsidiary of Haemonetics. The transaction is being accounted for under the purchase method of accounting for business combinations. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values included herein are based on preliminary estimates and may not be indicative of the final allocation of purchase price consideration.

      The following unaudited adjusted pro forma statements of operations for the year and six months ended April 1, 2000 and September 30, 2000, respectively, include the effect of the acquisition, as if the acquisition had occurred at the beginning of each reporting period after giving effect to certain adjustments including adjustments to reflect reductions in depreciation expense, increases in intangible and goodwill amortization expense, lost interest income and tax provision adjustments.

      The pro forma statements of operations are not necessarily indicative of the results of operations that would have occurred if Haemonetics and Transfusion had been combined during such periods. The pro forma statements are not intended to be indicative of the results of operations to be attained from the combined company in the future.

      The adjusted pro forma financial statements of operations do not give effect to (a) the efficiencies that may be obtained by combining the operations of Haemonetics and Transfusion, (b) the in-process research and development charge, (See Note 2(e) for a detailed description) and (c) the cost to equity adjustment. (See Note 2(d) for a detailed description.) In the opinion of management, all adjustments necessary to present fairly such adjusted historical statement of operations have been made.

      The pro forma financial statements are based on and should be read in conjunction with the historical consolidated financial statements and notes thereto of Haemonetics which are included in the Haemonetics Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended April 1, 2000 and the consolidated financial statements and notes thereto of Haemonetics which are included in the Haemonetics Second Quarter Report of Form 10-Q filed with the Securities and Exchange Commission for the six months ended September 30, 2000.

      The following table sets forth Haemonetics' combined unaudited pro forma results for the twelve months ended April 1, 2000 as if the transaction had occurred on April 4, 1999.

Statement of Operations
-----------------------


                                                         Cost to                        Historical
                                       Historical         Equity                        Transfusion                           Pro
                                       Haemonetics        Method       Restated              As             Pro Forma        Forma
                                       As Reported    Adjustment(4)    Haemonetics    Reclassified(2)    Adjustments(3)    Balances
                                       -----------    -------------    -----------    ---------------    --------------    --------

For the twelve months
 ended April 1, 2000

Net revenues                             $277,924              -         $277,924         $  1,634             -          $279,558
Cost of goods sold                        146,606              -          146,606            2,244           374 (b)       149,224
                                         ------------------------------------------------------------------------------------------
Gross profit                              131,318              -          131,318             (610)         (374)(b)       130,334

Operating expenses:
  Research and development                 14,927              -           14,927            4,644             -            19,571
  Selling, general and
   administrative                          82,758              -           82,758            6,313          (438)(b)        88,633

Unusual item                                9,548          3,627           13,175                -        (3,627)(d)(e)      9,548
                                         ------------------------------------------------------------------------------------------

Total operating expenses                  107,233          3,627          110,860           10,957        (4,065)          117,752

Operating income (loss)                    24,085         (3,627)          20,458          (11,567)       (3,691)           12,582

Interest expense                           (4,372)             -           (4,372)               -             -            (4,372)

Interest income                             5,000              -            5,000              619        (1,539)(c)         4,080

Other income, net                           2,612              -            2,612                1          (730)(a)         1,883
                                         ------------------------------------------------------------------------------------------

Income (loss) from continuing
 operations before provision
 for income taxes                          27,325         (3,627)          23,698          (10,947)        1,422            14,173


Provision (benefit) for
 income taxes                               8,471              -            8,471                -        (3,342)(f)         5,129
                                         ------------------------------------------------------------------------------------------

Income (loss) from continuing
 operations                              $ 18,854        $(3,627)        $ 15,227         $(10,947)      $ 4,764          $  9,044
                                         =========================================================================================

Basic and Diluted income per common
 share from continuing operations:
  Basic                                                                                                                   $   0.35
  Diluted                                                                                                                 $   0.34

Weighted average number of
 common shares outstanding:
  Basic                                                                                                                     26,087
  Diluted                                                                                                                   26,501

                See Accompanying Notes to Combined Unaudited
                       Pro Forma Financial Information

      The following table sets forth Haemonetics' combined unaudited pro forma results for the six months ended September 30, 2000 as if the transaction had occurred on April 2, 2000.

Statement of Operations
-----------------------



                                                         Cost to                        Historical
                                       Historical         Equity                        Transfusion                           Pro
                                       Haemonetics        Method       Restated              As             Pro Forma        Forma
                                       As Reported    Adjustment(4)    Haemonetics    Reclassified(2)    Adjustments(3)    Balances
                                       -----------    -------------    -----------    ---------------    --------------    --------

For the six months ended
 September 30, 2000

Net revenues                             $140,196              -         $140,196         $  1,443             -          $141,639
Cost of goods sold                         73,417              -           73,417            1,403           131 (b)        74,951
                                         ------------------------------------------------------------------------------------------
Gross profit                               66,779                          66,779               40          (131)(b)        66,688

Operating expenses:
  Research and development                  8,308              -            8,308            2,048             -            10,356
  Selling, general and administrative      41,682              -           41,682            5,126          (129)(b)        46,679
  IPR&D                                    18,606              -           18,606                -       (18,606)(e)             -
  Unusual item                              3,261        $ 1,353            4,614                -        (1,353)(d)         3,261
                                         ------------------------------------------------------------------------------------------

Total operating expenses                   71,857          1,353           73,210            7,174       (20,088)           60,296

Operating income (loss)                    (5,078)        (1,353)          (6,431)          (7,134)       19,957             6,392


Interest expense                           (1,869)             -           (1,869)               -             -            (1,869)

Interest income                             2,308              -            2,308              414          (924)(c)         1,798

Other income, net                           1,545              -            1,545                4          (365)(a)         1,184
                                         ------------------------------------------------------------------------------------------

Income (loss) from continuing
 operations before provision
 for income taxes                          (3,094)        (1,353)          (4,447)          (6,716)       18,668             7,505

Provision (benefit) for
 income taxes                               4,338              -            4,338                -        (2,384)(f)         1,954
                                         ------------------------------------------------------------------------------------------

Income (loss) from
 continuing operations                   $  7,432        $(1,353)        $ (8,785)        $ (6,716)      $21,052          $  5,551
                                         =========================================================================================

Basic and Diluted income per common
 share from continuing operations:
  Basic                                                                                                                   $   0.22
  Diluted                                                                                                                 $   0.22

Weighted average number of
 common shares outstanding:
  Basic                                                                                                                     25,191
  Diluted                                                                                                                   25,738

                See Accompanying Notes to Combined Unaudited
                       Pro Forma Financial Information


             Notes to Haemonetics Corporation Combined Unaudited
                       Pro Forma Financial Information

      (1)   The Acquisition

      On September 18, 2000, Haemonetics completed the acquisition of Transfusion pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated September 4, 2000 among Haemonetics, Transfusion, Transfusion Merger Co., the holders of a majority of outstanding shares of Preferred and Common Stock of Transfusion and certain principals of Transfusion. The acquisition was effected in the form of a merger (the "Merger") of Transfusion Merger Co., a wholly-owned subsidiary of Haemonetics, with and into Transfusion. The Merger became effective September 15, 2000. Transfusion was the surviving corporation in the Merger and became a wholly-owned subsidiary of Haemonetics.

      Transfusion designs, develops and markets systems for the processing of human blood for transfusion to patients. Its systems are based on centrifuge technology called the Dynamic Disk TM and consist of sterile, single-use disposable sets and computer controlled electromechanical devices that control the blood processing procedure. The systems have applications in both autotransfusion and blood component collection technologies.

      The aggregate purchase price, before transaction costs and cash acquired, of approximately $50.1 is comprised of $36.5 million to Transfusion's common and preferred stockholders, and warrant and option holders, and $13.6 million, representing the value assigned to Haemonetics' 19.8% preferred stock investment in Transfusion made in November 1999. The cash required to purchase the remaining 80.2% interest in Transfusion, was $26.6, net of cash acquired and without transaction costs.

      The amount of consideration paid by Haemonetics was determined through arms-length negotiation between Haemonetics and Transfusion. Except for a 19.8% ownership interest in Transfusion as a result of the acquisition by Haemonetics in November 1999 of shares of Transfusion preferred stock, there was no material relationship between Transfusion or its stockholders and Haemonetics or any of its affiliates, directors or officers, or any associate of a director or officer of Haemonetics. When Haemonetics purchased preferred stock in Transfusion in November 1999, it became the exclusive distributor of Transfusion's OrthoPAT autotransfusion system outside North America.

      Haemonetics funded the cash consideration paid through working capital sources.

      (2)   Reclassifications

      These columns represent the historical results of operation and financial position of Transfusion as of the respective reporting period. Certain reclassifications were made to conform Transfusion financial statements to those of Haemonetics Corporation.

      (3)   Pro Forma Adjustments

      (a) To record the incremental goodwill amortization created by the acquisition. Goodwill is amortized over a 20 year life.

      (b) To adjust the depreciation expense recorded by Transfusion as a result of the reduction to fair market value of its assets at acquisition and depreciable lives.

      (c) To reduce the interest income recorded during the reporting period by Haemonetics' assuming the cash paid for Transfusion would have been disbursed at the beginning of the reporting period.

      (d) To reverse the effect on operating earnings of the cost to equity adjustment. This adjustment is required by generally accepted accounting principles to modify the 19.8% investment of Transfusion by Haemonetics in November of fiscal year 2000 from the cost method to the equity method of accounting. To effect this change, the historic cost of the 19.8% investment made by Haemonetics' was written down by its 19.8% share of the monthly losses incurred by Transfusion from November of fiscal year 2000.

      (e) To remove the effect of the In-Process Research and Development (IPR&D) charge given its non-recurring nature. This charge represents purchased in-process technology that had not yet reached technical feasibility and had no alternative future use as of the date of the acquisition. For the twelve months ended April 1, 2000, $2.9 million of the IPR&D charge was included as an expense in the Consolidated Statement of Operation as restated for the 19.8% original investment made by Haemonetics in November of fiscal year 2000. For the six months ended September 30, 2000, $18.6 million of the IPR&D charge was recorded as an expense in the Consolidated Statement of Operations.

      (f) To reflect the tax benefit of the Transfusion operating loss for the period using Haemonetics' statutory rate. IPR&D and goodwill resulting from the acquisition are nondeductible for tax accounting purposes.

      (4)   Cost to Equity Adjustment

      The Company was required by generally accepted accounting principles to modify its 19.8% investment in Transfusion by Haemonetics in November of fiscal year 2000 from the cost method to the equity method of accounting. To effect this change, the historic cost of the 19.8% investment made by Haemonetics' was written down by its 19.8% share of the monthly losses incurred by Transfusion Technologies from November of fiscal year 2000.

      (5)   Purchase Price Allocation

      The Transfusion Technologies merger was accounted for using the purchase method of accounting for business combinations. Accordingly, the accompanying Pro Forma Consolidated Statement of Operation for the six months ended September 30, 2000 includes Transfusion's results of operations commencing on the date of acquisition. The purchase price was allocated to the net assets acquired based on the Company's estimates of fair value at the acquisition date. For certain assets acquired in property, plant and equipment, representing Transfusion's equipment placed at customer locations, net book value was used as a proxy for fair market value. The allocation of the purchase price is still subject to adjustment upon final valuation of certain acquired assets and liabilities. The excess of the purchase price over the fair market value of the net assets acquired has been recorded as goodwill in the amount of $2.8 million. The goodwill is being amortized over 20 years.


      The preliminary allocation of the purchase price over the fair market value of the assets acquired is as follows:


      Consideration paid for 80.2%:                  $45,021,079
      Plus estimated transaction costs                 2,488,743(i)
                                                     -----------

      Total estimated purchase price                  47,509,822
      Less: estimated fair value of Transfusion'
       identifiable assets on September 15, 2000      44,706,706
                                                     -----------
      Total estimated goodwill due to acquisition    $ 2,803,116

(i) Transaction costs primarily include professional fees, costs to close down the Transfusion Technologies' facility and severance costs.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HAEMONETICS CORPORATION


Date: ________________            By:
                                      Ronald J. Ryan, Senior Vice President
                                      and Chief Financial Officer